SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 31, 2009

UNITED ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30841 (Commission File Number)	22-3342379 (IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey 07094 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities.

As of October 31, 2009, United Energy Corp. (the “Company”) entered into an agreement with Ronald Wilen (“Wilen”), Martin Rappaport (“Rappaport”) and Hilltop Holding Company, L.P. (“Hilltop”), a Delaware limited partnership of which Jack Silver is a general partner (the “Agreement”).  Ronald Wilen, Martin Rappaport and Jack Silver currently serve on the Company’s board of directors.  Pursuant to this Agreement, the Company issued and sold to each of Wilen, Hilltop and Rappaport Secured Convertible Promissory Notes in the aggregate principal amount of $150,000 and Warrants to purchase in the aggregate of 1,200,000 shares of the Company’s Common Stock in consideration for loans made by Wilen, Rappaport and Hilltop in the amount of $50,000 each and for Wilen, Rappaport and Hilltop agreeing to extend the maturity date of Promissory Notes (the “Existing Notes”) that were previously issued to them.

The Secured Convertible Promissory Notes earn interest at 12% per annum and have a maturity date of January 29, 2010.  The Secured Convertible Promissory Notes are convertible into shares of Common Stock of the Company at the conversion price of $0.09 per share.  The Secured Convertible Promissory Notes are secured by a security interest in substantially all the assets of the Company, including its patents.  The Warrants are exercisable at $0.09 per share and may be exercised at any time prior to October 31, 2014.

None of the Secured Convertible Promissory Notes, the shares of Common Stock into which they are convertible, the Warrants and the shares of Common Stock underlying the Warrants have been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from registration provided by Section 4(2) of the Act.

In addition, pursuant to the Agreement, the Existing Notes were amended to extend the maturity date thereof to January 29, 2010 and to reduce the conversion price thereof from $0.12 per share to $0.09 per share.  The issuance of the Secured Convertible Promissory Notes and the Warrants and the reduction of the conversion price of the Existing Notes triggered the anti-dilution provisions of the Company’s outstanding Series A Warrants, Series B Warrants, Series C Warrants and Series A Convertible Preferred Stock.  As a result, on October 31, 2009, the Company, Sherleigh Associates Inc. Profit Sharing Plan (“Sherleigh”), a trust of which Jack Silver is the trustee, Joseph Grano (“Grano”) and Connie Kristen (“Kristen”) entered into an Anti-Dilution Waiver Agreement whereby the exercise price of the Series A Warrants, the Series B Warrants and the Series C Warrants were reduced from $0.12 to $0.09 per share; however, Sherleigh, Grano and Kristen agreed to waive any increase in the number of shares underlying the Series A Warrants, Series B Warrants and Series C Warrants as a result of such reduction in the exercise price.  In addition, Sherleigh agreed to waive the anti-dilution provisions of the Series A Convertible Preferred Stock.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

4.1	Form of the Secured Convertible Promissory Note

4.2	Form of the Purchase Warrant

10.1	Agreement among the Company, Ronald Wilen, Hilltop Holding Company, L.P. and Martin Rappaport

10.2	Anti-Dilution Waiver Agreement, among the Company, Sherleigh Associates Inc. Profit Sharing Plan, Joseph Grano and Connie Kristen

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 2009

UNITED ENERGY CORP.
/s/ Ronald Wilen
Name: Ronald Wilen
Title: Chief Executive Officer